Exhibit 10.2(b)
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
        THIS AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of March 5, 2007, by and between MetroPCS Texas, LLC, a Delaware limited liability company (the “Company”), and J. Braxton Carter, II, an individual (the “Executive”).
        WHEREAS, the Company and the Executive have entered into that certain Employment Agreement, dated March 31, 2005 (the “Agreement”);
        WHEREAS, the Company and the Executive desire to amend the Agreement as as set forth below.
        NOW THEREFORE, in consideration of the premises and the respective covenants and promises contained herein, and for other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend the Agreement as follows:
1.     For purposes of this Amendment, all capitalized terms used herein which are not defined herein shall have the meanings ascribed to such capitalized terms in the Agreement.
2.     In the heading for Section 2.5.3, delete the words “Non-Renewal” in their entirety.
3.     In Section 2.5.3, delete the last paragraph in its entirety and substitute the following:
If Executive terminates Executive’s employment for Good Reason then (i) the Company’s obligations under this Agreement shall immediately cease, (ii) all vesting of vested stock options, if any, shall immediately cease as of the date of the termination, and (iii) Executive shall be entitled to receive payment of the aggregate amount of (A) Executive’s Base Salary then earned but unpaid; (B) bonus, if any, pursuant to the terms of the Company’s Bonus Plan; (C) vested benefits, if any, under any employee benefit plan applicable to Executive; (D) any other benefits earned, accrued, and unpaid prior to the date of termination; and (E) unreimbursed expenses, if any, incurred by Executive as of the date of such termination. In addition, subject to Executive’s execution of a General Release, Executive shall be entitled to severance and the Option Extension, each as provided in Section 2.5.2 hereof, if Executive resigns for Good Reason. Such payment shall be paid to Executive in a lump sum and shall commence only in accordance with the terms of the General Release.

4.     Except as expressly modified or amended herein, the Agreement shall remain unmodified and in full force and effect.
        IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed on the date first written above.

“COMPANY” MetroPCS Texas, LLC
By:	/s/ Roger D. Linquist
Name: Roger D. Linquist
Title: President/COB & CEO

“EXECUTIVE”
/s/ J. Braxton Carter, II
J. Braxton Carter, II